EXHIBIT 1


                          JOINT FILING AGREEMENT

           Agreement among the M. and M. Parnell Revocable Trust,
 Michael Parnell (individually and as trustee), and Melissa Parnell (individually and as trustee).

           WHEREAS, each of the parties hereto desires in accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934 to make a joint filing on Schedule 13G with respect to the beneficial ownership by the undersigned of common stock of Oakley, Inc., a Washington corporation.

           NOW, THEREFORE, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13G with respect to the beneficial ownership of the undersigned of shares of common stock of Oakley, Inc. and further agrees that this Joint Filing Agreement be included as an exhibit to such joint filing provided that, as contemplated by Section 13d-1(f)(1)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

           IN WITNESS WHEREOF, the undersigned have executed this agreement as of the date set forth below.


                              February 12, 1998
                              ___________________________
                              Date


                              /s/ Michael Parnell
                              ___________________________
                              Michael Parnell
                              (Individually and as Trustee)

                              /s/ Melissa Parnell
                              ____________________________
                              Melissa Parnell
                              (Individually and as Trustee)


                              M. & M. PARNELL REVOCABLE TRUST


                              By: /s/ Michael Parnell
                                  ___________________________
                                  Michael Parnell,
                                  Trustee


                                  /s/ Melissa Parnell
                                  __________________________
                                  Melissa Parnell,
                                  Trustee